EXHIBIT 99.1

Media Release

NCR Completes Acquisition of Retalix

DULUTH, Ga., February 6, 2013 – NCR Corporation (NYSE: NCR) today announced that it has completed its acquisition of Retalix Ltd. (NASDAQ: RTLX), a leading global provider of innovative retail software and services.

“This acquisition is another demonstration of NCR’s commitment to global innovation, leadership and delivering a world-class portfolio of solutions that create significant value for our shareholders and customers,” said NCR Chairman and CEO, Bill Nuti. “Retalix’s market-leading software, services capabilities, and exceptional talent are a strategic fit for NCR, and support our continued focus on a future driven by software, wrapped elegantly in hardware and services.”

In the transaction, NCR is paying a cash purchase price of $30.00 per Retalix share, implying a transaction value of approximately $650 million, excluding transaction related fees. With the completion of the transaction, Retalix became a wholly owned subsidiary of NCR, and its common stock ceased to trade on the NASDAQ Global Select Market and Tel Aviv Stock Exchange and will be delisted.

J.P. Morgan acted as exclusive financial advisor and Morrison & Foerster LLP and Amit, Pollak, Matalon & Co. provided legal advice to NCR. Jefferies & Co., Inc. acted as financial advisor and Meitar Liquornik Geva & Leshem Brandwein provided legal advice to Retalix Ltd.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a global technology company leading how the world connects, interacts and transacts with business. NCR’s assisted- and self-service solutions and comprehensive support services address the needs of retail, financial, travel, hospitality, gaming, public sector, telecom carrier and equipment organizations in more than 100 countries. NCR (www.ncr.com) is headquartered in Duluth, Georgia.

NCR’s web site (www.ncr.com) contains a significant amount of information about NCR, including financial and other information for investors

(http://investor.ncr.com.). NCR encourages investors to visit its web site from time to time, as information is updated and new information is posted.

NCR is a trademark of NCR Corporation in the United States and other countries.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “seek,” “potential,” “expect,” “strive,” “continue,” “continuously,” “accelerate,” “anticipate”, “outlook”, “intend”, “plan”, “target” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could”. They include statements about NCR’s plans for and expectations regarding the business of Retalix Ltd.; discussions of other strategic initiatives and related actions; and beliefs, expectations, intentions and strategies, among other things. Forward-looking statements are based on management’s current beliefs, expectations and assumptions, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control.

Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. In addition to the factors discussed in this release, these other factors, risks and uncertainties include those relating to: domestic and global economic and credit conditions, including the ongoing sovereign debt conditions in Europe, which could impact the ability of NCR’s customers to make capital expenditures, purchase NCR’s products and pay accounts receivable, drive further consolidation in the financial services sector and reduce NCR’s customer base; other business and legal risks associated with multinational operations; the financial covenants in NCR’s secured credit facility and their impact on NCR’s financial and business operations; NCR’s indebtedness and the impact that it may have on NCR’s financial and operating activities and NCR’s ability to incur additional debt; the adequacy of NCR’s future cash flows to service NCR’s indebtedness; the variable interest rates borne by NCR’s indebtedness and the effects of changes in those rates; shifts in market demands, continued competitive factors and pricing pressures and their impact on NCR’s ability to improve gross margins and profitability, especially in NCR’s more mature offerings; manufacturing disruptions affecting product quality or delivery times; the effect of currency translation; NCR’s ability to achieve targeted cost reductions; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to NCR’s solution offerings; tax rates; ability to execute NCR’s business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by NCR; availability and successful exploitation of new acquisition and alliance opportunities; NCR’s ability to sell higher-margin software and services in addition to NCR’s hardware; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies), including NCR’s ability to accelerate market acceptance of new products and services; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on NCR’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; market volatility and the funded status of NCR’s pension plans; the success of NCR’s pension strategy; compliance with requirements relating to data privacy and protection; expected benefits related to acquisitions and alliances, including the acquisition of Retalix Ltd., not materializing as expected; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and other factors detailed from time to time in NCR’s U.S. Securities and Exchange Commission reports and NCR’s annual reports to stockholders. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Kevin Ruane, NCR Media Relations

212-589-8553

Kevin.Ruane@ncr.com

Tracy Krumme, NCR Investor Relations

212-589-8569

Tracy.Krumme@ncr.com

Sarit Sagiv, CFO, Retalix Ltd.

+972-9-776-6618

investors@retalix.com